UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2023

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sale of Equity Securities.

The information contained below in Item 5.02 related to the contemplated option grants is hereby incorporated by reference into this Item 3.02.

To the extent the grant of such options, is deemed a “sale” or “offer to sell” under the Securities Act of 1933, as amended, such options (including the shares issuable upon exercise of the options), were and will be sold and issued without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to an accredited investor, and in reliance on similar exemptions under applicable state laws.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 11, 2023, Biostage, Inc. (the Company) entered into an Amended and Restated Employment Agreement (the Amended Agreement) with David Green, the Chief Executive Officer of the Company, to remove the Interim designation from his Chief Executive Officer title effective immediately, and also amend certain terms of Mr. Green’s existing Employment Agreement.

The Amended Agreement has a commencement date of January 11, 2023 (the Commencement Date) and an initial term of one year, which such term shall automatically be extended for one additional year on each anniversary of the end of the term then in effect unless proper notice of non-renewal is timely provided under the Amended Agreement.   Pursuant to the Amended Agreement, Mr. Green’s initial compensation as Chief Executive Officer will include base salary, incentive compensation and the nonqualified stock option grants described below.  Mr. Green shall also be eligible to participate in such incentive compensation plans as the Board or a Committee thereof shall determine from time to time for employees of the same status within the hierarchy of the Company.

Mr. Green’s annual base salary is set at $300,000, and is subject to annual review, provided that such base salary shall not be decreased without Mr. Green’s consent.  In addition and in lieu of additional cash salary, on the earlier to occur of:  (i) the first trading day after the closing of the Company’s first public offering after the Commencement Date or (ii) February 28, 2023 (the Grant Date), Mr. Green will receive a nonqualified stock option to purchase a share amount determined based on Black-Scholes value of $200,000 as of the Grant Date, which subject to continued employment, shall vest monthly on each monthly anniversary of the Grant Date for twelve months following the Grant Date, with the first vesting to be in an amount equal to 1/4 of the aggregate share amount and then the remaining amount to vest in eleven substantially equal amounts thereafter.  Thereafter, following each anniversary of the Commencement Date so long as Mr. Green continues to be employed as Chief Executive Officer, the Company will grant Mr. Green on the first trading day following such anniversary an option to purchase shares of Common Stock in a share amount determined based on Black-Scholes value of $200,000 as of the grant date.  Subject to continued employment, each such additional annual grant shall vest monthly in twelve substantially equal monthly installments on each monthly anniversary of the respective grant date. In the event that Mr. Green’s base salary is increased during the term of employment, the grant amount of $200,000 shall be reviewed by the Company’s Board of Directors to determine if such amount shall be adjusted as determined in its discretion.

Mr. Green is also eligible to receive cash incentive compensation on an annual basis of up to a one hundred percent (100%) of his Base Salary upon meeting objectives as determined by the Board of Directors of the Company or the Compensation Committee thereof.

In addition, on the Grant Date, Mr. Green will also receive the following: (I) as additional compensation in recognition of past performance, a nonqualified stock option to purchase a share amount determined based on Black-Scholes value of $200,000 as of the Grant Date, which such option shall be fully vested as of the Grant Date, and (II) as a long term incentive grant, a nonqualified stock option to purchase shares of Common Stock (the LTI Grant) in a share amount equal to six percent (6%) of the then outstanding shares of Common Stock of the Company as of the Grant Date, which subject to continued employment, the LTI Grant shall vest monthly in thirty-six substantially equal monthly installments on each monthly anniversary of the Grant Date.

Each option described above shall have an exercise price equal to the closing price of the Company’s common stock on the date of grant, and portions of the option are subject to acceleration of vesting and extended post-termination exercise period under certain circumstances, including in relation to the Company terminating Mr. Green without cause.

The Amended Agreement also provides that if the Company terminates Mr. Green’s employment without Cause (as defined in the Amended Agreement), or if Mr. Green terminates his employment for Good Reason (as defined in the Amended Agreement), in addition to any accrued and unpaid base salary through the date of his termination, and to the extent required by law, any accrued and unused vacation and any bonuses or other compensation actually earned for periods ended prior to the date of his termination, Mr. Green will be entitled, subject to his execution of a release of claims in favor of the Company, to his earned annual bonus in the event that the termination occurs after December 31st but before payment of such annual bonus, and (I) if the termination was in connection with the hiring by the Company of a replacement Chief Executive Officer, if the termination is within twelve (12) months following the initial Grant Date, the remaining unvested portion of the LTI Grant that would have vested within the twelve (12) months following the initial Grant Date if Mr. Green had continued to be employed shall accelerate and become fully vested or non-forfeitable, and (II) if the termination was not in connection with the hiring by the Company of a replacement Chief Executive Officer, a severance amount equal to $300,000 and a non-qualified option to purchase shares of Common Stock in a share amount determined based on Black-Scholes value of $200,000 as of the grant date, which such option shall be fully vested as of the grant date and have an exercise price equal to the closing price of the stock on the grant date.

The foregoing description of the Amended Agreement is qualified in its entirety by reference to the full text of the Amended Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

On January 12, 2023, the Company issued a press release regarding the Amended Agreement with David Green, the Chief Executive Officer of the Company. The full text of the press release is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
10.1#	Amended and Restated Employment Agreement between Biostage, Inc. and David Green
99.1	Press Release issued by Biostage, Inc. on January 12, 2023
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

#	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

January 12, 2023	/s/ Joseph L. Damasio, Jr.
(Date)	Joseph L. Damasio, Jr.
Chief Financial Officer